UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 14, 2008
AMERICAN BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-51500	55-0897507

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)
365 Broad Street, Bloomfield, New Jersey 07003

(Address of Principal Executive Offices)
(973) 748-3600

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement
     On December 14, 2008, American Bancorp of New Jersey, Inc. entered into an Agreement and Plan of Merger with Investors Bancorp, Inc. The Merger Agreement is attached as Exhibit 10.1. A press release announcing this transaction is attached as Exhibit 99.1.
     Under the terms of the agreement, 70% of American Bancorp of New Jersey shares will be converted into Investors Bancorp common stock and the remaining 30% will be converted into cash. American Bancorp of New Jersey’s stockholders will have the option to elect to receive either 0.9218 shares of Investors Bancorp common stock or $12.50 in cash for each American Bancorp of New Jersey common share, subject to proration to ensure that in the aggregate 70% of the American Bancorp of New Jersey shares will be converted into stock. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.
     The transaction has been approved by the boards of directors of each company and is expected to close in the second calendar quarter of 2009, subject to customary closing conditions, including regulatory approvals and approval by American Bancorp of New Jersey’s shareholders. After the transaction is completed, James H. Ward III, American Bancorp of New Jersey’s Vice Chairman, will join the board of directors of Investors Bancorp.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit 10.1	Agreement and Plan of Merger dated as of December 14, 2008 by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc.

Exhibit 99.1	Press Release dated December 15, 2008

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

American Bancorp of New Jersey, Inc. (Registrant)
Date: December 16, 2008	/s/ Eric B. Heyer
Eric B. Heyer
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated as of December 14, 2008 by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc.
99.1	Press Release dated December 15, 2008

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